Exhibit 99.1
RAILAMERICA REPORTS SECOND QUARTER 2006 EARNINGS FROM
CONTINUING OPERATIONS OF $0.14 PER SHARE
Net income of $7.8 million or $0.20 per share
BOCA RATON, Fla. — July 27 — RailAmerica, Inc. (NYSE: RRA) (“RailAmerica” or the “Company”) today reported second quarter 2006 earnings from continuing operations of $5.4 million, or $0.14 per diluted share, compared to $9.0 million, or $0.24 per diluted share, for the second quarter of 2005. The 2006 results include expenses of $3.0 million, or $0.04 per share, relating to the Company’s recently announced reorganization, including $1.7 million in employee severance costs.
Net income for the three months ended June 30, 2006, which includes discontinued operations, was $7.8 million, or $0.20 per share, compared to $9.3 million, or $0.24 per share in the three months ended June 30, 2005. The 2006 income from discontinued operations includes a pre-tax gain of $2.5 million ($2.4 million net of tax) on the disposition of the Company’s E & N Railway on June 30. Additionally, a change in Canadian tax laws resulted in a continuing operations tax benefit of $1.7 million, or $0.04 per share, in the second quarter of 2006.
Revenue for the second quarter of 2006 increased $13.4 million, or 13%, to $116.8 million, from $103.4 million in the second quarter of 2005. On a “same railroad” basis, revenue for the second quarter of 2006 increased $7.0 million, or 7%, from the second quarter of 2005, while “same railroad” carloads declined 4%. Operating income for the second quarter of 2006 decreased 37%, to $9.2 million, from $14.5 million in the second quarter of 2005. The operating ratio for the second quarter of 2006 was 92.2% compared to 86.0% in the 2005 second quarter.
For the six months ended June 30, 2006, the Company reported earnings from continuing operations of $12.0 million, or $0.31 per diluted share, compared to earnings from continuing operations of $13.9 million, or $0.36 per diluted share for the six months ended June 30, 2005. Net income for the six months ended June 30, 2006, which includes discontinued operations, was $22.9 million, or $0.59 per share, compared to $15.5 million, or $0.40 per share in the six months ended June 30, 2005. The 2006 results include the recognition of a $13.4 million pre-tax gain ($8.3 million net of tax) for the expiration of the warranty period related to the sale of Freight Australia and a resulting adjustment to the reserves in discontinued operations.
Revenue for the six months ended June 30, 2006, increased $26.7 million, or 13%, to $231.2 million, from $204.5 million in 2005. On a “same railroad” basis, revenue for the six months ended June 30, 2006 increased $14.2 million, or 7%, while “same railroad” carloads declined 2%, from the six months ended June 30, 2005. Operating income for the six months ended June 30, 2006 was $23.4 million, compared to $24.4 million for the six months ended June 30, 2005.
Michael Howe, RailAmerica’s Chief Financial Officer, said, “Our financial results in the second quarter were impacted by several isolated factors, including a work stoppage at a paper facility in

Nova Scotia, the Native Indian blockade in Southern Ontario, costs related to our reorganization, an accrual for a final contingent obligation to our former CEO and the costs of disposing of industrial waste in a Canadian landfill from a derailment in Alabama. Additionally, our revenue was affected by a decline in shipments of lumber, attributable to a slowdown in housing starts.”
Charles Swinburn, RailAmerica’s Chief Executive Officer, said “While our financial results lagged last year’s results, we made significant progress during the second quarter toward achieving our improvement objectives for the next several years. We carried out our reorganization and have begun the process of consolidating our customer service, dispatching and revenue functions. Those steps will make our company more efficient and effective going forward. Additionally, our marketing initiatives to increase traffic on our existing railroads have begun to significantly payoff. I am very pleased to say that Honda has recently announced its’ intention to build an automobile assembly plant on one of our railroads in Indiana. Our marketing people worked hard with the state of Indiana to assist Honda in their decision. This plant should generate as many as 13,000 additional rail carloads annually for us, beginning in mid to late 2008. To the best of our knowledge, this is the only new automobile assembly plant to be located on a short line anywhere in the country in recent years. Other marketing and sales initiatives have resulted in significant commercial gains on our Ohio railroads, where two shippers have agreed to ship in excess of 8,000 carloads per year, commencing this month.”
RailAmerica, Inc. (NYSE: RRA) is a leading short line and regional rail service provider with 42 railroads operating approximately 7,800 miles in the United States and Canada. The Company is a member of the Russell 2000® Index. Its website may be found at www.railamerica.com.
DISCLAIMER REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements regarding future events that involve risks and uncertainties that could cause actual results to differ materially. Forward-looking statements speak only as of the date the statement was made. The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Company does update any forward-looking statement, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements. We refer you to the documents that RailAmerica files from time to time with the Securities and Exchange Commission, such as the Form 10-K, Form 10-Q and Form 8-K, which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release.

RAILAMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
For the three and six months ended June 30, 2006 and 2005
(in thousands, except earnings per share)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2005	2006	2005

Operating revenue	$116,833	$103,409	$231,183	$204,466

Operating expenses:
Transportation	71,998	60,627	139,349	123,078
Selling, general and administrative	26,887	20,772	50,515	42,414
Net loss (gain) on sale of assets	(535)	323	(1,003)	242
Depreciation and amortization	9,315	7,171	18,948	14,340

Total operating expenses	107,665	88,893	207,809	180,074

Operating income	9,168	14,516	23,374	24,392
Interest expense	(6,689)	(4,623)	(13,463)	(8,933)
Other expense	—	—	(480)	—

Income from continuing operations before income taxes	2,479	9,893	9,431	15,459
Provision for (benefit from) income taxes	(2,927)	865	(2,593)	1,514

Income from continuing operations	5,406	9,028	12,024	13,945
Gain from sale of discontinued operations, net of income taxes	2,354	—	10,667	239
Income from discontinued operations, net of income taxes	74	250	163	1,310

Net income	$7,834	$9,278	$22,854	$15,494

Basic earnings per common share:
Continuing operations	$0.14	$0.24	$0.31	$0.37
Discontinued operations	0.06	0.01	0.28	0.04

Net income	$0.20	$0.25	$0.59	$0.41

Diluted earnings per common share:
Continuing operations	$0.14	$0.24	$0.31	$0.36
Discontinued operations	0.06	—	0.28	0.04

Net income	$0.20	$0.24	$0.59	$0.40

Weighted average common shares outstanding:
Basic	38,534	37,691	38,485	37,568
Diluted	38,969	38,302	38,894	38,261

RAILAMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
June 30, 2006 and December 31, 2005
(in thousands, except share data)
(unaudited)

	June 30,	December 31,
	2006	2005

Assets

Current assets:
Cash and cash equivalents	$13,191	$14,310
Accounts and notes receivable, net	80,486	82,395
Current assets of discontinued operations	—	3,140
Other current assets	11,633	14,114

Total current assets	105,310	113,959
Property, plant and equipment, net	922,381	904,588
Long-term assets of discontinued operations	—	25,879
Other assets	100,395	102,950

Total assets	$1,128,086	$1,147,376

Liabilities and Stockholders’ Equity

Current liabilities:
Current maturities of long-term debt	$4,990	$6,079
Accounts payable	64,940	75,222
Accrued expenses	31,145	43,524
Current liabilities of discontinued operations	—	4,275

Total current liabilities	101,075	129,100
Long-term debt, less current maturities	401,011	427,794
Deferred income taxes	143,690	141,606
Long-term liabilities of discontinued operations	—	2,261
Other liabilities	18,833	15,337

Total liabilities	664,609	716,098

Commitments and contingencies
Stockholders’ equity:
Common stock	39	39
Additional paid-in capital and other	333,729	330,919
Retained earnings	90,482	67,628
Accumulated other comprehensive income	39,227	32,692

Total stockholders’ equity	463,477	431,278

Total liabilities and stockholders’ equity	$1,128,086	$1,147,376

RAILAMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the six months ended June 30, 2006 and 2005
(in thousands)
(unaudited)

	Six months ended
	June 30,
	2006	2005

Cash flows from operating activities:
Net income	$22,854	$15,494
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization, including amortization of deferred loan costs	20,432	15,461
Net gain on sale or disposal of properties	(16,946)	(33)
Equity compensation costs	1,612	—
Deferred income taxes and other	911	834
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	2,997	1,647
Other current assets	2,484	3,837
Accounts payable	(10,139)	(13,556)
Accrued expenses	1,573	(903)
Other assets and liabilities	63	496

Net cash provided by operating activities	25,841	23,277

Cash flows from investing activities:
Purchase of property, plant and equipment	(32,363)	(29,509)
Proceeds from sale of assets, net of cash on-hand	31,402	6,253
Deferred transaction costs and other	—	(19)

Net cash used in investing activities	(961)	(23,275)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	39,700	7,800
Principal payments on long-term debt	(67,573)	(11,455)
Proceeds from exercise of stock options and warrants	1,791	4,220

Net cash provided by (used in) financing activities	(26,082)	565

Effect of exchange rates on cash	83	(34)

Net increase (decrease) in cash	(1,119)	533
Cash, beginning of period	14,310	24,331

Cash, end of period	$13,191	$24,864

RAILAMERICA, INC. AND SUBSIDIARIES
SELECTED FINANCIAL INFORMATION
(amounts in thousands)
(unaudited)

	For the three months ended June 30,
Functional Classification	2006		2005

Operating revenue	$116,833	100.0%	$103,409	100.0%

Operating expenses:
Maintenance of way	15,456	13.2%	12,044	11.7%
Maintenance of equipment	4,474	3.9%	4,011	3.9%
Transportation	39,034	33.4%	33,066	32.0%
Equipment rental	13,034	11.2%	11,506	11.1%
Selling, general and administrative	26,887	23.0%	20,772	20.1%
Net (gain) loss on sale of assets	(535)	-0.5%	323	0.3%
Depreciation and amortization	9,315	8.0%	7,171	6.9%

Total operating expenses	107,665	92.2%	88,893	86.0%

Operating income	$9,168	7.8%	$14,516	14.0%

	For the three months ended June 30,
Natural Classification	2006		2005

Operating revenue	$116,833	100.0%	$103,409	100.0%

Operating expenses:
Labor and benefits	38,307	32.8%	32,038	31.0%
Equipment rents	13,881	11.9%	12,193	11.8%
Purchased services	9,786	8.4%	7,802	7.6%
Diesel fuel	14,434	12.4%	10,689	10.3%
Casualties and insurance	6,151	5.2%	4,221	4.1%
Materials	2,783	2.4%	2,600	2.5%
Joint facilities	3,407	2.9%	3,192	3.1%
Other expenses	10,136	8.7%	8,664	8.4%
Net (gain) loss on sale of assets	(535)	-0.5%	323	0.3%
Depreciation and amortization	9,315	8.0%	7,171	6.9%

Total operating expenses	107,665	92.2%	88,893	86.0%

Operating income	$9,168	7.8%	$14,516	14.0%

RAILAMERICA, INC. AND SUBSIDIARIES
SELECTED FINANCIAL INFORMATION
(amounts in thousands)
(unaudited)

	For the six months ended June 30,
Functional Classification	2006		2005

Operating revenue	$231,183	100.0%	$204,466	100.0%

Operating expenses:
Maintenance of way	28,466	12.3%	26,032	12.7%
Maintenance of equipment	8,786	3.8%	7,723	3.8%
Transportation	76,485	33.1%	65,980	32.3%
Equipment rental	25,612	11.1%	23,343	11.4%
Selling, general and administrative	50,515	21.8%	42,414	20.8%
Net (gain) loss on sale of assets	(1,003)	-0.4%	242	0.1%
Depreciation and amortization	18,948	8.2%	14,340	7.0%

Total operating expenses	207,809	89.9%	180,074	88.1%

Operating income	$23,374	10.1%	$24,392	11.9%

	For the six months ended June 30,
Natural Classification	2006		2005

Operating revenue	$231,183	100.0%	$204,466	100.0%

Operating expenses:
Labor and benefits	73,586	31.8%	65,055	31.8%
Equipment rents	27,235	11.8%	24,582	12.0%
Purchased services	18,033	7.8%	15,128	7.4%
Diesel fuel	28,734	12.4%	21,711	10.6%
Casualties and insurance	10,631	4.6%	10,197	5.0%
Materials	5,468	2.4%	5,183	2.6%
Joint facilities	6,597	2.8%	6,381	3.1%
Other expenses	19,580	8.5%	17,255	8.5%
Net (gain) loss on sale of assets	(1,003)	-0.4%	242	0.1%
Depreciation and amortization	18,948	8.2%	14,340	7.0%

Total operating expenses	207,809	89.9%	180,074	88.1%

Operating income	$23,374	10.1%	$24,392	11.9%

RAILAMERICA, INC. AND SUBSIDIARIES
Railroad Freight Revenue, Carloads and Average Revenue
Per Carload
Comparison by Commodity Group
(dollars in thousands, except average revenue per carload)
(unaudited)

	Three months ended June 30,
	2006			2005
			Average			Average
			Revenue			Revenue
	Freight		per	Freight		per
Commodity Group	Revenue	Carloads	Carload	Revenue	Carloads	Carload

Lumber & Forest Products	$14,870	31,752	$468	$14,435	33,135	$436
Chemicals	11,989	26,513	452	11,425	27,883	410
Metal	10,173	22,848	445	9,801	25,648	382
Agricultural & Farm Products	9,592	27,945	343	8,089	26,385	307
Coal	9,206	39,148	235	8,159	36,335	225
Paper Products	7,870	20,172	390	8,222	22,840	360
Food Products	7,774	21,039	370	7,066	21,251	333
Metallic/Non-metallic Ores	7,720	23,611	327	4,492	16,694	269
Railroad Equipment/Bridge Traffic	7,120	49,091	145	6,094	50,177	121
Minerals	6,419	14,801	434	5,920	15,267	388
Petroleum Products	4,270	9,991	427	4,284	12,262	349
Other	3,853	10,618	363	3,169	10,894	291
Autos	1,466	4,927	298	1,546	5,946	260
Intermodal	999	8,255	121	917	8,137	113

Totals	$103,321	310,711	$333	$93,619	312,854	$299

	Six months ended June 30,
	2006			2005
			Average			Average
			Revenue			Revenue
	Freight		per	Freight		per
Commodity Group	Revenue	Carloads	Carload	Revenue	Carloads	Carload

Lumber & Forest Products	$29,540	63,798	$463	$27,586	63,961	$431
Chemicals	24,197	55,468	436	23,104	57,421	402
Metal	19,768	45,876	431	18,366	49,136	374
Agricultural & Farm Products	18,955	55,639	341	16,847	54,706	308
Coal	18,232	79,044	231	16,190	74,447	217
Food Products	15,594	43,478	359	14,452	43,974	329
Paper Products	14,896	39,690	375	16,154	45,291	357
Metallic/Non-metallic Ores	14,620	44,382	329	8,571	30,304	283
Railroad Equipment/Bridge Traffic	14,391	108,037	133	12,740	105,798	120
Minerals	12,664	29,890	424	10,955	28,902	379
Petroleum Products	9,167	21,998	417	8,593	24,678	348
Other	7,459	21,597	345	5,801	19,299	301
Autos	3,044	10,739	283	3,074	12,691	242
Intermodal	2,070	16,329	127	1,963	17,636	111

Totals	$204,597	635,965	$322	$184,396	628,244	$294